    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 1997



                                                      REGISTRATION NO. 333-32985

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           GENERAL CABLE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

               DELAWARE                                  3357                                 06-1398235
   (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NO.)

                               4 TESSENEER DRIVE
                        HIGHLAND HEIGHTS, KENTUCKY 41076
                                 (606) 572-8000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               STEPHEN RABINOWITZ
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           GENERAL CABLE CORPORATION
                               4 TESSENEER DRIVE
                        HIGHLAND HEIGHTS, KENTUCKY 41076
                                 (606) 572-8000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                 ELLEN J. ODONER, ESQ.                                   GEOFFREY E. LIEBMANN, ESQ.
               WEIL, GOTSHAL & MANGES LLP                                 CAHILL GORDON & REINDEL
                    767 FIFTH AVENUE                                           80 PINE STREET
                NEW YORK, NEW YORK 10153                                  NEW YORK, NEW YORK 10005
                     (212) 310-8000                                            (212) 701-3000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                               INTRODUCTORY NOTE

     This Amendment No. 1 to Registration Statement No. 333-32985 is being filed with the Securities and Exchange Commission in order to include Exhibits 1.1,
5.1 and 23.2 thereto. The Prospectus which forms a part of this Amendment No. 1 is identical to the Prospectus as filed with the Securities and Exchange Commission on August 6, 1997, which Prospectus is not separately included in this Amendment No. 1.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemization of the expenses to be borne by the Company in connection with the distribution of the securities being registered hereunder. All such expenses (other than the registration and NASD fees) are estimated.


Securities and Exchange Commission registration fee...............................   $ 44,229
NASD fee..........................................................................     15,095
Legal fees and expenses...........................................................    100,000
Accounting fees...................................................................     35,000
Printing costs and expenses.......................................................    100,000
Miscellaneous.....................................................................     55,676
                                                                                     --------
     Total........................................................................   $350,000


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Section 145 of the Delaware General Corporation Law (the 'DGCL') provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

          (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

          (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3) by the stockholders.

     Section 145 of the DGCL permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person.

     (b) Article XIV of the Company's By-laws, as amended, provides that the Company shall, to the fullest extent permitted under the DGCL or any other applicable law, as may from time to time be in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member of the board of directors or an officer of the Company or controller of the Company, or is or was serving at the request of the Company as a member of the board of directors or an officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.
Article XIV also provides that expenses incurred by an officer or director or controller of the Company in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or controller to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified as authorized by the DGCL. Persons who are not officers, directors or the controller of the Company and who are or were employees or agents of the Company, or are or were serving at the request of the Company as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors. The right to indemnification provided by
Article XIV of the Company's By-laws is not exclusive of any other rights to which those indemnified may be entitled by law or otherwise, and shall continue as to a person who has ceased to be a director, officer, controller, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     (c) The Underwriting Agreement among the Underwriters, the Selling Stockholder, Wassall and the Company relating to the Common Stock contain provisions with respect to indemnification of directors and certain officers of the Company by the Underwriters under certain circumstances.

     (d) The directors and officers of the Company are covered by a directors' and officers' insurance policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


EXHIBIT
NUMBER                      DESCRIPTION
-------   -------------------------------------------------------------------------------------------------------
   *1.1   Form of Underwriting Agreement.
    3.1   Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the
          Registration Statement on Form S-1 (File No. 333-22961) of the Company filed with the Commission on
          March 7, 1997, as amended (the 'Initial S-1') and incorporated herein by reference).
    3.2   Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Initial S-1 and incorporated herein by reference).
    4.1   Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Initial S-1 and incorporated herein by reference).
   *5.1   Opinion of Weil, Gotshal & Manges LLP as to the legality of the Common Stock.
   10.1   Stock and Note Purchase Agreement, dated as of May 5, 1994 (filed as Exhibit (c)(2) to the Schedule
          14D-1 of Wassall PLC and the Registrant filed with the Commission on May 11, 1994 and incorporated herein by reference).
   10.2   Credit Agreement between the Registrant, Chase Manhattan Bank, as Administrative Agent, and the lenders signatory thereto (filed as Exhibit 10.2 to the Initial S-1 and incorporated herein by reference).
   10.3   General Cable Corporation 1997 Annual Incentive Plan (filed as Exhibit 10.3 to the Initial S-1 and incorporated herein by reference).
   10.4   General Cable Corporation 1997 Stock Incentive Plan (filed as Exhibit 10.4 to the Initial S-1 and incorporated herein by reference).
   10.5   Employment Agreement, dated May 13, 1997, between Stephen Rabinowitz and the Registrant (filed as
          Exhibit 10.5 to the Initial S-1 and incorporated herein by reference).
   10.6   Employment Agreement, dated May 13, 1997, between Gregory B. Kenny and the Registrant (filed as Exhibit
          10.6 to the Initial S-1 and incorporated herein by reference).
   10.7   Employment Agreement, dated May 13, 1997, between Christopher F. Virgulak and the Registrant (filed as
          Exhibit 10.7 to the Initial S-1 and incorporated herein by reference).
   10.8   Employment Agreement, dated May 13, 1997, between Robert J. Siverd and the Registrant (filed as Exhibit
          10.8 to the Initial S-1 and incorporated herein by reference).
   10.9   Change-in-Control Agreement, dated May 13, 1997, between Stephen Rabinowitz and the Registrant (filed as Exhibit 10.9 to the Initial S-1 and incorporated herein by reference).
  10.10   Change-in-Control Agreement, dated May 13, 1997, between Gregory B. Kenny and the Registrant (filed as
          Exhibit 10.10 to the Initial S-1 and incorporated herein by reference).
  10.11   Change-in-Control Agreement, dated May 13, 1997, between Christopher F. Virgulak and the Registrant
          (filed as Exhibit 10.11 to the Initial S-1 and incorporated herein by reference).
  10.12   Change-in-Control Agreement, dated May 13, 1997, between Robert J. Siverd and the Registrant (filed as
          Exhibit 10.12 to the Initial S-1 and incorporated herein by reference).
  10.13   Registration Rights Agreement, dated May 13, 1997, between Wassall Netherlands Cable B.V. and the
          Registrant (filed as Exhibit 10.13 to the Initial S-1 and incorporated herein by reference).
  10.14   Form of Intercompany Agreement among Wassall PLC, Wassall Netherlands Cable B.V. and the Registrant
          (filed as Exhibit 10.14 to the Initial S-1 and incorporated herein by reference).
  10.15   Stock Purchase Agreement, dated May 13, 1997, between Wassall PLC and General Cable Industries, Inc.
          and the Registrant (filed as Exhibit 10.15 to the Initial S-1 and incorporated herein by reference).
 **11.1   Statement re Computation of Per Share Earnings.
   21.1   List of subsidiaries of the Registrant (filed as Exhibit 21.1 to the Initial S-1 and incorporated herein by reference).
 **23.1   Consent of Deloitte & Touche LLP.
  *23.2   Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
 **24.1   Powers of Attorney.
 **27.1   Financial Data Schedule.


------------------


* Filed herewith.



** Previously filed.

     (b) Financial Statement Schedule

     The following financial statement schedule of the Company is filed herewith:

SCHEDULE                                                DESCRIPTION
---------  -----------------------------------------------------------------------------------------------------
II.        Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that:

     (1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

     (2) For purposes of determining any liability under the Securities Act, the information omitted from the Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed part of the Registration Statement as of the time it was declared effective.

     (3) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on August 15, 1997.


                                          GENERAL CABLE CORPORATION
                                          By:      /s/ STEPHEN RABINOWITZ**
                                             ...................................
                                            STEPHEN RABINOWITZ
                                            CHAIRMAN, PRESIDENT AND
                                            CHIEF EXECUTIVE OFFICER




     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.



                SIGNATURE                                      TITLE                               DATE
-----------------------------------------  ----------------------------------------------   -------------------
         /S/ STEPHEN RABINOWITZ**          Chairman, President, Chief Executive Officer       August 15, 1997
 ........................................    and Director (Principal Executive Officer)
          (STEPHEN RABINOWITZ)

        /S/ GREGORY B. KENNY**             Executive Vice President, Chief Operating          August 15, 1997
 ........................................    Officer and Director
           (GREGORY B. KENNY)

         /S/ KEVIN J. DOYLE*               Director                                           August 15, 1997
 ........................................
            (KEVIN J. DOYLE)

         /S/ DAVID A. ROPER*               Director                                           August 15, 1997
 ........................................
            (DAVID A. ROPER)

     /S/ CHRISTOPHER F. VIRGULAK**         Chief Financial Officer (Principal Financial       August 15, 1997
 ........................................    and Accounting Officer)
        (CHRISTOPHER F. VIRGULAK)

      *By: /s/ MARSHALL D. GRINGAUZ
 ........................................
          MARSHALL D. GRINGAUZ
            ATTORNEY-IN-FACT

     **By:     /s/ ROBERT J. SIVERD
 ........................................
            ROBERT J. SIVERD
            ATTORNEY-IN-FACT

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